Exhibit 10.30

STOCKHOLDERS AGREEMENT

ALH HOLDING INC.

Dated as of January 27, 2005

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Table of Contents

(continued)

Exhibit A	–	Joinder Agreement
Exhibit B	–	Spousal Waiver

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STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of January 27, 2005 (this “Agreement”), among ALH Holding Inc., a Delaware corporation (the “Company”), Ontario Teachers’ Pension Plan Board, a corporation without share capital organized under the laws of Ontario, Canada (“OTPP”), those employees of the Company or its subsidiaries and any other Persons who are the other signatories to this Agreement and each other Person who may become a party to this Agreement pursuant to Section 7.1 (collectively, the “Management Stockholders”, and together with OTPP, the “Stockholders”). Capitalized terms used herein without definition are defined in Section 21.

W I T N E S S E T H:

WHEREAS, the Company entered into a Unit Purchase Agreement with Alliance Laundry Holdings LLC (“Alliance”) and the Sellers (as defined therein), dated as of December 7, 2004 (as the same may be amended from time to time, the “Unit Purchase Agreement”), providing for the purchase of common units and rights to acquire common units of Alliance by the Company, upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the transactions contemplated under the Unit Purchase Agreement, OTPP will purchase certain shares of Common Stock;

WHEREAS, in connection with the transactions contemplated under the Unit Purchase Agreement, simultaneously with the execution of this Agreement, certain Management Stockholders are exchanging certain of their common units of Alliance for shares of Common Stock (the “Rollover Shares”) on the Closing Date, as shall be set forth on a schedule to be maintained by the Company as part of its books and records (the “Stockholder Schedule”); and

WHEREAS, in connection with the transactions contemplated under the Unit Purchase Agreement, simultaneously with the execution of this Agreement, certain of the Management Stockholders are purchasing shares of Common Stock (such shares, together with the Rollover Shares and any other shares of Common Stock, including any shares of Common Stock issued at any time to a Management Stockholder pursuant to an exercise of any stock options, the “Shares”), on the Closing Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Transfer of the Shares.

1.1 Restrictions on Transfers by the Management Stockholders.

(a) The Management Stockholders may not Transfer any Shares, nor any interest therein nor any rights relating thereto, provided that Shares held by any Management Stockholder may be Transferred (i) pursuant to Section 1.1(b) (“Estate Planning & Family Transfers”), (ii) pursuant to Section 2 (“Call Right”), (iii) pursuant to Section 3.1(“Tag-Along Rights”), (iv) pursuant to Section 3.2 (“Drag-Along Rights”), (v) in connection with a Public Sale pursuant to the Registration Rights Agreement, (vi) with the consent of the Board, or (vii) to the Company as payment of the exercise price for stock options by a Management Stockholder in accordance with Section 3 of the Nonqualified Stock Option Agreement, dated as of the date hereof, between the Company and such Management Stockholder.

(b) Estate Planning and Family Transfers. Subject to Section 9.3, Shares held by a Management Stockholder may be Transferred, upon prior written notice to the Board, pursuant to the laws of descent and distribution or among such Management Stockholder’s Family Group (transferees permitted pursuant to clauses (i) and (ii) above are collectively referred to herein as “Permitted Transferees”); provided, however that if a Permitted Transferee ceases to be a Permitted Transferee of such Management Stockholder, any Transfer made to such Permitted Transferee shall be revoked and shall be null and void.

(c) Notwithstanding anything to the contrary contained in this Agreement, a Management Stockholder shall not Transfer any Shares to any resident of the Province of Ontario without the prior written consent of OTPP, other than any Transfer of such Management Stockholder’s Shares pursuant to Section 2.3 of this Agreement.

2. Right of the Company and OTPP to Purchase from Management Stockholders (“Call Right”).

2.1 Right to Purchase. Subject to all subsections of this Section 2, the Company shall have the right to purchase from each Management Stockholder, and each such Management Stockholder shall have the obligation to sell to the Company, any or all Shares held by such Management Stockholder, any or all Shares held by any member(s) of such Management Stockholder’s Family Group and any or all Shares held by Permitted Transferees of such Management Stockholder, it being understood that any member of such Management Stockholder’s Family Group or such Management Stockholder’s Permitted Transferees shall comply with all applicable provisions of this Section 2 upon such Management Stockholder’s termination of employment with the Company or any subsidiary.

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(i) with respect to Shares other than the Rollover Shares, at the Fair Market Value of such Shares if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated as a result of (A) the termination by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) of such employment without Cause, (B) the death or Disability of such Management Stockholder, (C) the resignation of such Management Stockholder on or after the fifth anniversary of the date of this Agreement;

(ii) with respect to Shares other than the Rollover Shares, at the lesser of the Fair Market Value and the Initial Value of such Shares if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) as a result of (A) the termination by the Company and any such subsidiary (or by the Company on behalf of any such subsidiary) of such employment for Cause at any time or (B) the resignation of such Management Stockholder (other than due to Disability) prior to the fifth anniversary of the date of this Agreement without the consent of the Compensation Committee in its sole discretion; or

(iii) with respect to Rollover Shares, at the Fair Market Value of such Rollover Shares if such Management Stockholder’s employment with the Company and any subsidiary that employs such individual is terminated for any reason.

2.2 Notice.

If the Company desires to purchase any or all of the Shares from a Management Stockholder, and, as applicable, member(s) of such Management Stockholder’s Family Group and/or such Management Stockholder’s Permitted Transferee(s), it shall deliver a written notice (the “Call Notice”) to such Management Stockholder and, as applicable, member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, within six months and five business days after the date of termination of employment of such Management Stockholder (the date of such termination, the “Termination Date”). The Call Notice shall set forth the number of Shares to be acquired from such Management Stockholder and, as applicable, any member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, the aggregate consideration to be paid for such Shares and the time and place for the closing of the repurchase transaction. Notwithstanding the foregoing, with respect to the Company’s purchase of Shares acquired at any time by such Management Stockholder pursuant to an exercise of any stock options, the Call Notice required by this Section 2.2 shall be given by the Company not earlier than six months and one day nor later than eight months after

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the date on which such Management Stockholder acquired such Shares, in which case such time period shall be used in lieu of the six months and five business days referred to in the first sentence hereof.

2.3 Available Shares.

(a) If for any reason the Company does not elect to purchase all of the Shares pursuant to Section 2.1 prior to the six months and five business days following the Termination Date (or such later date as may be provided for in the last sentence of Section 2.2), OTPP shall be entitled, in the manner set forth in this Section 2, to purchase the Shares that the Company has not elected to purchase (the “Available Shares”). As soon as practicable, but in any event within thirty (30) days after the Company determines that there will be Available Shares, the Company shall deliver written notice (“Availability Notice”) to OTPP setting forth the number of Available Shares and the price for each such Available Share.

(b) OTPP may purchase any or all of the Available Shares by delivering written notice to the Company within twenty (20) days after the receipt of the Availability Notice from the Company (such 20-day period, the “OTPP Election Period”).

(c) As soon as practicable, but in any event within five (5) business days after the expiration of the OTPP Election Period, the Company will, if necessary, notify the appropriate Management Stockholders and, as applicable, any member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, as to the number of Shares being purchased from such Management Stockholders and, as applicable, any member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, by OTPP (the “Supplemental Call Notice”). The Supplemental Call Notice will set forth the number of Shares the Company and OTPP will acquire from such Management Stockholder and, as applicable, any member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, the aggregate consideration to be paid for such Shares and the time and place of the closing of the repurchase transaction.

2.4 Fair Market Value.

(a) The “Fair Market Value” of any Share shall be the amount which the holder of each such Share would receive following a sale of the Company at its market value as determined in good faith by the Board. The Board in its discretion may select a nationally recognized investment banking institution to assist the Board in making such determination, in which case such investment banking institution may consider in such determination, among other things, (i) EBITDA (as defined in the Credit

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Agreement) for the previous twelve months, (ii) EBITDA multiples paid in recent acquisitions of comparable companies and (iii) current trends in the industry and the Company’s performance.

(b) The Fair Market Value of any Share to be purchased pursuant to Section 2.1 shall be determined as of the later of (i) the date that is six months and one day after the Termination Date, (ii) six months and one day after the purchase of Shares pursuant to an exercise of any stock options or (iii) a date determined by the Board within thirty (30) days prior to the delivery of the Call Notice (or the Supplemental Call Notice if no Call Notice has been delivered), if the Call Notice (or the Supplemental Call Notice) is delivered after the third month following the Termination Date; provided, that in no event will such date be later than the date of closing of any repurchase determined pursuant to Section 2.6.

2.5 Initial Value. The “Initial Value” of any Share shall equal the price paid by the relevant Management Stockholder for any such Share.

2.6 Closing. The closing of any repurchase transaction contemplated by this Section 2 will take place on the date designated by the Company in the Call Notice or the Supplemental Call Notice, as the case may be, which date will not be more than ninety (90) days after the deliver of such notice. The Company and/or OTPP, as the case may be, will pay for the Shares to be purchased pursuant to this Section 2 by delivery of a check payable to the appropriate Management Stockholder and, as applicable, any member(s) of such Management Stockholder’s Family Group and/or Permitted Transferees of such Management Stockholder, or by wire transfer of immediately available funds to an account designated by such Management Stockholder in the aggregate amount of the purchase price for such Shares. The Company and/or OTPP, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Shares, including but not limited to the representation that such seller has good and marketable title to the Shares to be transferred free and clear of all liens, claims and other encumbrances.

3. Tag-Along Rights and Drag-Along Rights.

3.1 Tag-Along Rights.

(a) In the event that at any time after the six month anniversary of the Closing Date, OTPP proposes to Transfer all or a portion of the Shares owned by it to any Person (a “Proposed Purchaser”), other than any Transfer (i) pursuant to a Public Sale or the Registration Rights Agreement or (ii) to an Affiliate, then OTPP will promptly provide each Management Stockholder written notice (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Sale Notice (the “Material Terms”), including the aggregate number of Shares the

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Proposed Purchaser is willing to purchase, the price of such Shares and the identity of the Proposed Purchaser; it being understood, without limiting any other provisions of this Agreement, that OTPP shall not Transfer a majority of the Shares owned by it to any Proposed Purchaser prior to the six month anniversary of the Closing Date. If within 15 days of the delivery of the Sale Notice to the Management Stockholders, OTPP receives a written request (a “Sale Request”) to include Shares held by one or more Management Stockholders in the Proposed Sale, the Shares so held by such Management Stockholders shall be so included as provided therein on a pro rata basis as described in Section 3.1(b) below.

(b) The number of Shares that any Management Stockholder will be permitted to include in a Proposed Sale on a pro rata basis pursuant to a Sale Request will be equal to the product of (i) (A) the number of Shares held by such Management Stockholder divided by (B) the number of Shares held by all Stockholders participating in such Proposed Sale and (ii) the aggregate number of Shares proposed to be sold in such Proposed Sale.

(c) Shares subject to a Sale Request will be included in a Proposed Sale pursuant hereto, on the same terms and subject to the same conditions applicable to the shares of Common Stock which OTPP proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the sale consideration (which shall be reduced by the fees and expenses incurred by OTPP and the Company in connection with the Proposed Sale) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however that any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder and that the form of consideration to be received by OTPP or any of its Affiliates, if applicable, in connection with the Proposed Sale may be different from that received by any Management Stockholder so long as the per share value of the consideration to be received by OTPP or any of its Affiliates, if applicable, is the same or less than that to be received by such Management Stockholder (as reasonably determined by the Board in good faith).

(d) Upon delivering a Sale Request, each Management Stockholder will, if requested by OTPP (or any of its Affiliates), execute and deliver a custody agreement and power of attorney in form and substance satisfactory to OTPP (or any such Affiliate of OTPP) (a “Custody Agreement and Power of Attorney”) with respect to the Shares which are to be included in the Proposed Sale pursuant to this Section 3.1. The Custody Agreement and Power of Attorney will provide, among other things, that each such Management Stockholder will deliver to and deposit in custody with OTPP, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint OTPP as such Management Stockholder’s agent and attorney-in-fact with full power and

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authority to act under a custody agreement and power of attorney on behalf of such Management Stockholder with respect to the matters specified therein.

(e) Each Management Stockholder agrees that such Management Stockholder will execute such other agreements as OTPP (or any of its Affiliates) may reasonably request in connection with the consummation of a Proposed Sale and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

3.2 Drag-Along Rights.

(a) The Company shall seek to effectuate a Liquidity Event upon a request by OTPP.

(b) At the time the Company seeks to effectuate a Liquidity Event pursuant to a request by OTPP, the Company shall provide each Management Stockholder written notice (a “Drag-Along Notice”) of such Liquidity Event and the material terms thereof not less than 25 business days prior to the proposed closing date of the Liquidity Event and each such Management Stockholder hereby agrees to (i) cooperate in good faith to effectuate such Liquidity Event, (ii) consent to and raise no objections against, and take all necessary or desirable actions in connection with, the consummation of the Liquidity Event, including those actions reasonably requested by OTPP. Without limiting the generality of the foregoing, subject to the terms set forth in this Section 3.2, (i) each Management Stockholder hereby waives any dissenters rights, appraisal rights or similar rights in connection with such Liquidity Event and (ii) if all or any portion of any such Liquidity Event is structured as a sale of Shares, each Management Stockholder shall sell any or all the Shares and rights to acquire Shares held by such Management Stockholder on a pro rata basis with OTPP.

(c) Shares subject to a Drag-Along Notice will be included in the Liquidity Event pursuant hereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which OTPP proposes to sell, liquidate, exchange, transfer or otherwise dispose of in the Liquidity Event. Such terms and conditions shall include, without limitation, (i) the consideration (which shall be reduced by the fees and expenses incurred by OTPP and the Company in connection with the Liquidity Event) and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications, provided, however, that any representations and warranties relating specifically to any Stockholder shall only be made by that Stockholder and that the form of consideration to be received by OTPP or any of its Affiliates, if applicable, in connection with the Liquidity Event may be different from that received by any Management Stockholder so long as the per share value of the consideration to be received by OTPP or any of its Affiliates is the same or less than that

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to be received by such Management Stockholder (as reasonably determined by the Board in good faith).

(d) Each Management Stockholder will, if requested by OTPP (or any of its Affiliates), execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to OTPP (or any such Affiliate of OTPP ) with respect to the Shares which are to be included in the Liquidity Event pursuant to this Section 3.2 The Custody Agreement and Power of Attorney will provide, among other things, that each such Management Stockholder will deliver to and deposit in custody with OTPP, named as the custodian and attorney-in-fact therein, a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly endorsed stock powers in blank) and irrevocably appoint OTPP as such Management Stockholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Management Stockholder with respect to the matters specified therein.

(e) Each Management Stockholder agrees that such Management Stockholder will execute such other agreements as OTPP (or any Affiliate of OTPP) may reasonably request in connection with the consummation of a Liquidity Event and the transactions contemplated thereby, including, without limitation, any purchase, merger or recapitalization agreement, escrow agreement or other ancillary agreements, proxies, written consents in lieu of meetings or waivers of appraisal rights.

4. Preemptive Rights.

In the event that the Company or its Subsidiaries proposes to sell a New Issue to OTPP or one or more of its Affiliates, each of the Management Stockholders (provided that such Management Stockholders is employed by the Company or a Subsidiary at such time) shall have the right to purchase (the “Preemptive Right”), on the same terms and conditions as those of the proposed sale of the New Issue (including, without limitation, as to price), a portion of such shares of the New Issue to be sold equal to such Management Stockholder’s percentage ownership of the Common Stock on a fully-diluted basis, using the treasury method, as of a record date to be set by the Board not more than thirty (30) days prior to the date of such sale of the New Issue. The Preemptive Right shall be exercisable for a 15-day period after the Company has given written notice of the proposed sale to such Management Stockholders. Such notice shall state (i) the number of shares of the New Issue to be offered to each Management Stockholder, (ii) the aggregate consideration to be paid for such shares by each Management Stockholder and (iii) the proposed date, time and location of the closing of such purchase (which shall occur concurrently with the closing of the New Issue). At the closing of each such additional purchase, the Company shall issue and deliver to each Management Stockholder stock certificates representing that number of fully paid and nonassessable shares of the New Issue (or executed agreements representing equity

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securities other than shares) that each such Management Stockholder has purchased pursuant to this Section 4 and each such Management Stockholder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such equity securities. Notwithstanding the foregoing or anything in this Section 4 to the contrary, the Company shall not be required to sell any shares of the New Issue to a Management Stockholder that is not an “accredited investor”, as such term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

5. Election of Directors.

(a) Each Management Stockholder shall vote all of its Shares and any other voting securities of the Company over which such Management Stockholder has voting control and shall take all other necessary or desirable actions within such Management Stockholder’s control (whether in such Management Stockholder’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and/or stockholder meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), so that:

(i) the authorized number of directors on the Board shall be established by OTPP;

(ii) the Chief Executive Officer of the Company shall be elected to the Board;

(iii) the remainder of the directors, which will be designated by OTPP, shall be elected to the Board;

(iv) the composition of the board of directors, if any, of each of the Company’s subsidiaries (a “Subsidiary Board”) shall be determined only upon the approval of the Board;

(v) any committees of the Board or a Subsidiary Board shall be created only upon the approval of the Board;

(vi) the removal from the Board or a Subsidiary Board (with or without cause) of any representative designated pursuant hereto by OTPP shall be at OTPP’s written request, but only upon such written request and under no other circumstances; and

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(vii) in the event that any representative designated pursuant hereto by OTPP for any reason ceases to serve as a member of the Board or a Subsidiary Board during such representative’s term of office, the resulting vacancy on the Board or the Subsidiary Board shall be filled by a representative designated by OTPP.

(b) In order to secure each Management Stockholder’s obligation to vote its Shares and other voting securities of the Company in accordance with the provisions of Section 5 hereof, each Management Stockholder hereby appoints OTPP as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Person’s Shares and other voting securities of the Company for the election and removal of directors and all such other matters as expressly provided for in this Section 5. OTPP may exercise the irrevocable proxy granted to it hereunder at any time any Management Stockholder fails to comply with the provisions of this Section 5. The proxies and powers granted by each Management Stockholder pursuant to this paragraph (b) are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until the termination of this Agreement and will survive the death, incompetency and disability of each Management Stockholder and any other holders of each of his or her respective Shares.

6. Stock Certificate Legends. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

(a) General. Each certificate representing the Shares owned by the Stockholders shall bear upon its face the following legends, as appropriate:

(i)

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF JANUARY 27, 2005, AS AMENDED

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AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF (THE “STOCKHOLDERS AGREEMENT”).”

(ii)	“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.”

(iii)	“THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(b) Shareholders Residing in Florida. In addition to the legends provided for in Section 6(a), those certificates representing Shares owned by Stockholders that are residents of Florida shall bear the following legend:

(i)	“PURCHASERS OF SECURITIES THAT ARE EXEMPTED FROM REGISTRATION BY SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT HAVE THE RIGHT TO VOID THEIR PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION UNLESS SALES ARE MADE TO FEWER THAN FIVE (5) PURCHASERS IN FLORIDA (NOT COUNTING INSTITUTIONAL INVESTORS DESCRIBED IN SECTION 517.061(7)).”

All Stockholders shall be bound by the requirements of such legends. Upon a Registration of any Shares, the certificate representing the registered Shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by clauses (a) and (b), as applicable, of this Section 6.

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7. Covenants; Representations and Warranties.

7.1 New Management Stockholders. Each of the Stockholders hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered Shares or holds stock options exercisable into Shares shall, as a condition precedent to the acquisition of such Shares or the exercise of such stock options, as the case may be, (a) become a party to this Agreement by executing a Joinder in the form of Exhibit A attached hereto and (b) if such employee is a resident of a state with a community or marital property system, cause such employee’s spouse to execute a Spousal Waiver in the form of Exhibit B attached hereto, and deliver such executed Joinder to this Agreement and Spousal Waiver, if applicable, to the Company at its address specified in Section 16 hereof. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement and the Company shall amend the Stockholder Schedule accordingly.

7.2 No Other Arrangements or Agreements. Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that, except for this Agreement, the Registration Rights Agreement, the applicable stock subscription agreements, if any, with the Company (collectively, the “Stock Subscription Agreements”), and in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder, he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of Common Stock or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its subsidiaries, or other Stockholders) and each Management Stockholder agrees that, except as expressly permitted under this Agreement, he or she will not enter into any such other arrangements or agreements.

7.3 Assurances. Each of the Company and the Stockholders hereby agrees to make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions (including, in the case of a Stockholder, voting any Shares owned by such Stockholder) as may be required to effectuate the Company’s commitment to conduct its business, affairs and activities in a manner consistent with an undertaking to the Superintendent of Financial Services (Ontario), executed by the Company on December 3, 2004 and filed with such superintendent.

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7.4 Additional Representations and Warranties. Each Stockholder represents and warrants to the Company and each other Stockholder that:

(a) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, limited liability company or limited partnership, all corporate limited liability company or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

(b) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, limited liability company or limited partnership action, as the case may be;

(c) in the case of a Stockholder that is a trust, other vehicle for the benefit of a Person or other entity or account, no consent of any beneficiary is required for the execution, delivery and performance of this Agreement;

(d) in the case of a Stockholder who is married and the Shares of such Stockholder constitute community property or otherwise requires spousal or other approval for this Agreement to be legal, valid and binding with respect to the Shares, this Agreement has been validly authorized and approved by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms;

(e) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity;

(f) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (i) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (ii) in the case of a Stockholder that is a corporation, limited liability company or limited partnership, the certificate of incorporation and the by-laws, the certificate of formation and the limited liability company agreement, or the certificate of limited partnership and the limited partnership agreement, as the case may be; and

(g) if such employee is a resident of a state with a community or marital property system, such employee’s spouse has executed a Spousal Waiver in the form of Exhibit B attached hereto, and such employee has delivered such executed Spousal Waiver to the Company at its address specified in Section 16 hereof.

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8. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by a written instrument signed by OTPP. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented without the prior written consent of a majority in interest of the Management Stockholders (based on the aggregate number of Shares owned by the Management Stockholders at the time of such amendment, modification or supplement) if such amendment, modification or supplement would reasonably be expected to materially and adversely affect the Management Stockholders; provided, however, that the Company may, pursuant to Section 7.1, amend the Stockholder Schedule without the consent of any other party hereto except OTPP. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

9. Parties.

9.1 Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that neither the Company nor any Management Stockholder may assign any of its rights or obligations hereunder without the consent of OTPP unless, in the case of a Management Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 9.3.

9.2 Termination. Any Stockholder who ceases to own shares of Common Stock or any interest therein shall cease to be a party to, or a Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve a Management Stockholder of any of such Management Stockholder’s obligations hereunder. All rights and obligations pursuant to Sections 1, 2, 3 and 4 of this Agreement shall terminate upon the occurrence of an IPO. This entire Agreement shall terminate on a sale of Common Stock by OTPP to a Third Party or Third Parties in a Liquidity Event following which sale a majority of the issued and outstanding shares of Common Stock are owned by such Third Party or Third Parties.

9.3 Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Shares by a Management Stockholder (the “Transferor”) (other than pursuant to a Registration or to Section 2) shall be permitted under the terms of this Agreement only if the transferee of such Transferor (the “Transferee”) executes a Joinder in the form of Exhibit A attached hereto, and in the case of a Transferee of a Management Stockholder who resides in a state with a community property system, such Transferee causes such Transferee’s spouse, if any, to execute a Spousal Waiver in the form of Exhibit B attached hereto. Upon the execution of the Joinder by such Transferee and, if applicable, the Spousal

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Waiver by the spouse of such Transferee, such Transferee, who shall be deemed a Management Stockholder hereunder, shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transferee, including, without limitation, if such Transferor was a Management Stockholder, the provisions of Section 2 (which shall continue to apply as though such Transferor were still the holder of such Shares).

10. Recapitalizations, Exchanges, etc. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

11. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

12. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

14. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

15. Waiver. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of

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dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

16. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(i)	If to the Company:

ALH Holding Inc.

c/o Ontario Teachers’ Pension Plan Board

5650 Yonge Street

Toronto, Ontario M2M 4H5

Fax No.: (416) 730-3771

Attn: General Counsel

Fax No.: (416) 730-5082

Attn: Lee Sienna

         Shael J. Dolman

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Attn: Margaret A. Davenport

and:

Alliance Laundry Systems LLC

Shepard Street, P.O. Box 990

Ripon, Wisconsin 54971-0990

Fax: (920) 748-4334

Attn: Scott L. Spiller

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(ii)	If to a Management Stockholder, to such Management Stockholder’s attention at:

c/o Alliance Laundry Systems LLC

Shepard Street, P.O. Box 990

Ripon, Wisconsin 54971-0990

Fax: (920) 748-4429

(iii)	If to OTPP, to it at:

Ontario Teachers’ Pension Plan Board

5650 Yonge Street

Toronto, Ontario M2M 4H5

Fax No.: (416) 730-3771

Attn: General Counsel

Fax No.: (416) 730-5082

Attn: Lee Sienna

         Shael J. Dolman

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Attn: Margaret A. Davenport

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

17. Headings. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Entire Agreement. This Agreement, the Registration Rights Agreement, the Unit Purchase Agreement, the Stock Subscription Agreements and, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder, constitute the entire agreement and understanding of the

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parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the shares of Common Stock other than those expressly set forth or referred to herein, in the Registration Rights Agreement, the Unit Purchase Agreement, the Stock Subscription Agreements or, in the case of any affected Management Stockholder, any employment agreement with the Company and any stock option agreement of the Company applicable to such Management Stockholder.

20. Injunctive Relief. The shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 16.

21. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Affiliate: of any Person means any Person that directly, or indirectly controls, or is controlled by, or is under common control with the Person in question.

Board: the board of directors of the Company.

Cause: shall mean (i) the commission of a felony or the commission of any act or omission involving moral turpitude, dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of its affiliates into public disgrace or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or any of its affiliates, (iv) failure to accept and cooperate with actions and initiatives assigned to the Management Stockholder by the Board, the Chief Executive Officer of the Company, or the Management Stockholder’s direct supervisor, or (v) the Management Stockholder or any member of the Management Stockholder’s family shall engage in any Restricted Activity with any customer, supplier or other person having a business relation with the Company, without the prior written approval of the Board.

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Closing Date: the “Closing Date” shall have the meaning given in the Unit Purchase Agreement.

Common Stock: the Common Stock of the Company, par value $.01 per share.

Credit Agreement: the Credit Agreement, dated as of January 27, 2005, among Alliance Laundry Holdings LLC, Alliance Laundry Systems LLC, ALH Finance LLC, the banks and other financial institutions from time to time party thereto as Lenders, Lehman Brothers Inc., as sole advisor, sole lead arranger and sole bookrunner, The Bank of Nova Scotia, as syndication agent, LaSalle Bank National Association and Royal Bank of Canada, as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent for the Lenders.

Disability: a physical or mental impairment that renders a Management Stockholder unable to perform the essential functions of such Management Stockholder’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least sixty (60) consecutive days. A physician selected by the Company or its insurers, and consented to by such Management Stockholder or such Management Stockholder’s personal representative shall make the determination of the existence of a Disability. Consent by the Management Stockholder or the Management Stockholder’s personal representative shall not be unreasonably withheld.

Family Group: a Person’s (or if such Person is not an individual then such Person shall refer to the ultimate individual beneficial owners of such Person) spouse, parents, siblings and lineal descendants (whether natural or adopted) and any trust or other entity or account formed solely for the benefit of such Person and/or any of such Person’s spouse, parents, siblings and/or lineal descendants.

IPO: a public offering either (i) where the Company has received net proceeds of at least $75 million (measured as of the time of issuance) or (ii) which constitute at least 25% of the Company’s outstanding Shares (measured as of the date of determination).

Liquidity Event: (i) any sale to a Third Party or Third Parties of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis in one transaction or series of related transactions, (ii) any sale to a Third Party or Third Parties of all or substantially all of the Common Stock in one transaction or series of related transactions or (iii) a merger or consolidation or other transaction which accomplishes one of the foregoing.

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New Issue: (i) any shares of equity securities, whether authorized now or not; (ii) any rights, options or warrants to purchase shares of Common Stock; and (iii) any securities that are, or may become, convertible into or exchangeable for Common Stock; provided that, the term “New Issue” does not include: (A) any securities offered to the public pursuant to a registration statement approved by the Board and filed pursuant to the Securities Act; (B) any securities issued in connection with the acquisition of another Person by the Company by merger, stock purchase, purchase of substantially all the assets of such Person or otherwise or other reorganization approved by the Board; (C) any securities issued in connection with any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (D) any securities issued in connection with any equipment leases that are approved by the Board; (E) any shares of Common Stock or other securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan, stock purchase plan, stock bonus arrangement or other similar plan approved by the Board; and (F) any securities issued in connection with any stock split, reverse stock split, stock dividend, merger, recapitalization or other similar event if an adjustment has been made to the shares held by all Stockholders as a result of such event.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

Public Sale: any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

Registration: the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Registration Rights Agreement: the Registration Rights Agreement, dated as of the date hereof, among the parties hereto, as the same may be amended from time to time.

Restricted Activity: means directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business with any customer, supplier or other person having a business relation with the Company; provided however that the term Restricted Activity shall not include passive ownership of less than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Management Stockholder has no active participation in the business of that corporation.

Securities Act: the Securities Act of 1933, as amended.

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Stock Subscription Agreements: the Subscription Agreement, dated as of the date hereof, between each of the Management Stockholders and the Company, as the same may be amended from time to time.

Subsidiary: any corporation or other Person a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Third Party: any Person other than an Affiliate of OTPP.

Transfer: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

ALH HOLDING INC.

By:	/S/ LEE L. SIENNA
	Name:	Lee L. Sienna
	Title:	President

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/S/ LEE L. SIENNA
	Name:	Lee L. Sienna
	Title:	Vice President

/s/ THOMAS F. L’ESPERANCE
Name: Thomas F. L’Esperance

R. W. BAIRD & COMPANY, INC. TTE FBO THOMAS F. L’ESPERANCE ROTH IRA#7180-0952

By:	/S/ ANDREW DENNEY
Name:	Andrew Denney
c/o Thomas F. L’Esperance

R. W. BAIRD & COMPANY, INC. TTE FBO PAULA K. L’ESPERANCE ROTH IRA#4951-0198

By:	/S/ ANDREW DENNEY
Name:	Andrew Denney
c/o Thomas F. L’Esperance

/s/ JEFFREY J. BROTHERS
Name: Jeffrey J. Brothers

/s/ BRUCE P. ROUNDS
Name: Bruce P. Rounds

STIFEL, NICOLAUS CUSTODIAN FOR BRUCE P. ROUNDS ROTH IRA #7110-0548

By:	/s/ Authorized Signatory
Name:

/s/ WILLIAM J. PRZYBYSZ
Name: William J. Przybysz

/s/ R. SCOTT GASTER
Name: R. Scott Gaster

/s/ ROBERT T. WALLACE
Name: Robert T. Wallace

EDWARD D. JONES & CO. CUST FBO ROBERT T. WALLACE ROTH

By:	/s/ JENNIFER DURHAM for Edward D. Jones & Co.
Name: Jennifer Durham

/s/ SCOTT L. SPILLER
Name: Scott L. Spiller

STIFEL, NICOLAUS CUSTODIAN FOR SCOTT L. SPILLER IRA

By:	/s/ Authorized Signatory
Name:

/s/ LEE E. WILSON
Name: Lee E. Wilson

/s/ JAY B. MCDONALD
Name: Jay B. McDonald

/s/ PATTI J. ANDRESEN-SHEW
Name: Patti J. Andresen-Shew

/s/ ROBERT J. BAUDHUIN
Name: Robert J. Baudhuin

/s/ DANIEL T. AGNELLO
Name: Daniel T. Agnello

/S/ TODD J. KAULL
Name: Todd J. Kaull

/S/ RICHARD L. PYLE
Name: Richard L. Pyle

/S/ WILLIAM E. BITTNER
Name: William E. Bittner

ROBERT W. BAIRD & CO. INC. TTEE TERRI A. BITTNER IRA ACCOUNT #1579-8648

By:	/S/ JOANNE M. RUNNOE
Name: Joanne M. Runnoe – First Vice President

/S/ PAUL J. LARKIN
Name: Paul J. Larkin

/S/ WILLIAM J. QUANDT
Name: William J. Quandt

/S/ GARY B. LUCKOW, JR.
Name: Gary B. Luckow, Jr.

/S/ TIMOTHY K. STUDT
Name: Timothy K. Studt

/S/ JEFFREY E. THOMS
Name: Jeffrey E. Thoms

/S/ PETER J. TOONEN
Name: Peter J. Toonen

/S/ TODD M. RICE
Name: Todd M. Rice

/S/ THOMAS D. FLECK
Name: Thomas D. Fleck

/S/ SCOTT P. CHIAVETTA
Name: Scott P. Chiavetta

Exhibit A

JOINDER AGREEMENT

[DATE]

Reference is made to that certain Stockholders Agreement of ALH Holding Inc. (the “Company”), dated as of January 27, 2005, a copy of which is attached hereto (as amended from time to time, the “Stockholders Agreement”).

The undersigned signatory, in order to become the owner or holder of shares of any class of the capital stock of the Company, by virtue of the issuance by the Company of shares of capital stock to such signatory and/or the transfer of shares of capital stock to such signatory, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Stockholders Agreement subject to all of the rights, restrictions, conditions and obligations applicable to the Stockholders (as that term is defined in Stockholders Agreement) set forth in the Stockholders Agreement. This Joinder Agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of capital stock to the undersigned).

(please print name of transferee)

By:

Name:

Title:

ACCEPTED:

ALH HOLDING INC.

By:
Name:
Title:

Exhibit B

SPOUSAL WAIVER

[INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Common Stock, not including any shares of Common Stock directly owned by the undersigned, subject to the Stockholders Agreement of ALH Holding Inc, dated as of January 27, 2005, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Common Stock.

Name: